Exhibit 99.2

IEC AND CREATION TECHNOLOGIES SIGN MERGER AGREEMENT

Purchase Price of $15.35 per Share in Cash Transaction Valued at $242.3 Million Including Debt

Newark, NY and Boston, MA, August 12, 2021 – IEC Electronics Corp. (NASDAQ: IEC) (“IEC”) and Creation Technologies Inc. (“Creation”) today jointly announced the signing of a definitive merger agreement under which Creation will acquire all outstanding shares of IEC for $15.35 per share in cash, representing a fully diluted equity value of approximately $173.8 million and an aggregate enterprise value of $242.3 million, based upon net debt of $68.6 million. The transaction has been unanimously approved by the Boards of Directors of both companies.

IEC is a leading provider of high-complexity, low-to-medium volume electronic manufacturing services focused on high-reliability applications within the aerospace and defense, medical and industrial end markets. With its marquee, blue-chip customer base, the company has proven its ability to service the industry’s highest levels of quality and reliability. The merger will augment IEC’s existing production capabilities with access to Creation’s existing low-cost manufacturing facilities in Mexico.

Creation Technologies is a global EMS supplier with a focus on medium volume, high-reliability customers in aerospace and defense, medical and tech industrial markets. Creation and IEC combined will have more than 4,000 employees in facilities located in the USA, Canada, Mexico and China.

“IEC is excited about joining the Creation family. The transaction presents our stakeholders with immediate value while providing our customers a broader platform for continued growth,” said Jeffrey T. Schlarbaum, President and CEO of IEC.

“A combination of IEC and Creation creates a leading medium volume, high-reliability electronics manufacturer with a customer service driven culture,” said Stephen P. DeFalco, Chairman and CEO of Creation. “Furthermore, IEC and Creation’s complementary geographic footprints create a premier full-service North American supply chain for both companies’ customers.”

Transaction Details

Under the terms of the merger agreement, Creation will commence a tender offer to acquire all of the outstanding common stock of IEC for $15.35 per share in cash. The purchase price represents a premium of approximately 47% to IEC’s closing share price on August 11, 2021, the last full trading day before today’s announcement. The tender offer is subject to customary closing conditions, including the tender of at least two-thirds of the total number of IEC’s outstanding shares and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Following the closing of the tender offer, a wholly-owned subsidiary of Creation will merge with and into IEC, with each share of IEC common stock that has not been tendered being converted into the right to receive the same $15.35 per share in cash offered in the tender offer. The transaction will be financed through a committed debt financing package provided by JPMorgan Chase Bank and Citizens Bank. The transaction is expected to close by early October 2021.

The merger agreement provides for a “go-shop” period, during which IEC (acting through its financial advisor) will actively initiate, solicit, facilitate, encourage and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that offer alternative acquisition proposals. The “go-shop” period is 35 days subsequent to signing of the Merger Agreement, ending September 16, 2021. There can be no assurance that this “go-shop” process will result in a superior proposal. IEC does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors has made a decision with respect to any potential superior proposal.

Upon completion of the transaction, IEC will become a privately-held company and shares of IEC’s common stock will no longer be listed on any public market.

Advisors

B. Riley Securities, Inc. is serving as exclusive financial advisor to IEC and Harter Secrest & Emery LLP is serving as legal counsel to IEC. Moelis & Company LLC is serving as exclusive financial advisor to Creation and Choate, Hall & Stewart LLP is serving as legal counsel to Creation.

IEC Financial Results and Earnings Call

In a separate press release, IEC today announced its third fiscal quarter results. Due to the pending acquisition by Creation, IEC will not host its earnings call previously scheduled for today, August 12, 2021 at 10:00 am Eastern Time.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services (“EMS”) to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, and aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485 and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

About Creation Technologies

Creation provides total product lifecycle solutions including turnkey design, rapid prototyping, manufacturing and fulfillment to its customers around the world. Since 1991, Creation has been focused on making it easy for OEMs to ‘say yes’ to their customers. The company of approximately 3,100 people operates ten manufacturing locations, two design centers and a rapid prototyping center in the U.S., Canada, Mexico and China. Its OEM customers are in the Aerospace & Defense, Medical and Tech Industrials markets. Additional information about Creation can be found on its web site at www.creationtech.com.

Additional Information and Where To Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of IEC, nor is it a substitute for any tender offer materials that Creation (or an entity Creation controls) or IEC will file with the United States Securities and Exchange Commission (the “SEC”). A solicitation and an offer to buy shares of IEC will be made only pursuant to an offer to purchase and related materials that Creation (or an entity Creation controls) intends to file with the SEC. At the time the tender offer is commenced, Creation (or an entity Creation controls) will file a Tender Offer Statement on Schedule TO with the SEC, and IEC will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. IEC’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of IEC at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Copies of the documents filed with the SEC by IEC will be available free of charge under the “Investors” section of IEC’s internet website at iec-electronics.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, IEC files annual, quarterly and current reports, proxy statements and other information with the SEC. IEC’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “believes,” or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding the expected timing of the closing of the transaction, the ability to satisfy closing conditions, the development of any alternative acquisition proposals, including any superior proposal, the approval or completion of the transaction or any other transaction, and all statements that are not based on historical fact. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the actual results, performance or achievements of IEC or Creation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the forward-looking statements: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that a sufficient number of IEC’s stockholders do not participate in the transaction; the risk that the merger agreement for the transaction may be terminated; potential litigation relating to the transaction; the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction (and any conditions, limitations or restrictions placed on these approvals); the failure of Creation to consummate the necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see IEC’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. Neither IEC nor Creation undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. These forward-looking statements should not be relied upon as representing IEC’s view or Creation’s view as of any date subsequent to the date of this press release.

IEC Contact:

Thomas L. Barbato

Senior Vice President and Chief Financial Officer

IEC Electronics Corp.

(315) 332-4493

tbarbato@iec-electronics.com

Agency Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

jnesbett@institutionalms.com

Creation Contact:

Craig Conrad

Vice President Marketing and Communications

Creation Technologies Inc.

(508) 446-3492

craig.conrad@creationtech.com